UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 25, 2023

ConvexityShares Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-41417	86-6789125
(Commission File Number)	(IRS Employer Identification No.)

Three Main Street, Suite 215, Burlington, Vermont	05401
(Address of Principal Executive Offices)	(Zip Code)

(802) 540-0019

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of ConvexityShares Daily 1.5x SPIKES Futures ETF	SPKY	NYSE Arca, Inc.
Shares of ConvexityShares 1x SPIKES Futures ETF	SPKX	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 25, 2023, Teucrium Trading LLC (“Teucrium”), sponsor of ConvexityShares Trust (the “Trust”) and its series, ConvexityShares Daily 1.5x SPIKES Futures ETF and ConvexityShares 1x SPIKES Futures ETF (each a “Fund” and together, the “Funds”), received a notice (the “Notice”) from NYSE Regulation indicating that each Fund was found to be non-compliant with the continued listing requirements for Trust Issued Receipts listed on NYSE Arca Inc. (the “Exchange”). Specifically, NYSE Regulation found the Funds to be out of compliance with Rule 8.200-E(d)(2)(C), which requires each Fund to have an aggregate market value of all shares outstanding of at least $1,000,000 following the initial twelve-month period after commencement of the Fund’s trading on the Exchange. The Funds commenced trading on the Exchange on August 16, 2022.

The Notice stated that the Trust would be eligible to receive a six-month cure period to regain compliance with the Exchange’s continued listing requirements, if the Trust submitted a written response outlining the Trust’s plan to regain compliance. Teucrium, on behalf of the Trust, is currently developing such a plan, and intends to submit a written response to NYSE Regulation.

Item 9.01 Financial Statement and Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConvexityShares Trust (Registrant)

	By:	Teucrium Trading LLC
its Sponsor

/s/ Sal Gilbertie
Date: August 29, 2023	Name:	Sal Gilbertie
	Title:	Chief Executive Officer

2